UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2015

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

77 Rio Robles, San Jose, California 95134
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 8.01 below is incorporated by reference into this Item 3.02. The shares of SunPower Corporation’s (the “Company”) common stock, par value $0.001 per share (the “Common Stock”), to be issued in connection with the Settlement Agreement (as defined below) are expected to be issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 3(a)(9) of the Securities Act.

Item 8.01	Other Events

As previously reported, on December 22, 2010, the Company entered into eight amended and restated warrant confirmations (collectively, the “2015 Warrant Confirms”), originally issued on March 25, 2010 and April 5, 2010, with Deutsche Bank AG, London Branch, Bank of America, N.A., Barclays Bank PLC and Credit Suisse International (“Credit Suisse”) providing for the acquisition, subject to anti-dilution adjustments, of up to 11,096,318 shares of Common Stock via net share settlement. The 2015 Warrant Confirms, together with previously disclosed convertible hedge transactions entered into on March 25, 2010 and April 5, 2010, are meant to reduce the Company's exposure to potential cash payments upon conversion of the Company's 4.50% Senior Cash Convertible Debentures due 2015, which matured in accordance with their terms on March 15, 2015.

On April 7, 2015, the Company entered into a partial unwind agreement (the “Settlement Agreement”) with Credit Suisse to reduce the number of warrants (the “CS Warrants”) issued pursuant to the 2015 Warrant Confirms that the Company entered into with Credit Suisse described above (the “CS Warrant Confirms”). The Settlement Agreement provides that the Company may issue a number of shares of Common Stock to Credit Suisse determined by a formula based on the volume-weighted average price of the Common Stock, up to a maximum of approximately 1.8 million shares of Common Stock (the “Unwind Settlement Shares”), to settle some or all of the CS Warrants before the settlement period provided by the CS Warrant Confirms. To the extent the Company does not settle all of the CS Warrants pursuant to the Settlement Agreement, the remaining CS Warrants will be settled in accordance with the terms of the CS Warrant Confirms. The Settlement Agreement contains certain customary representations, warranties and other terms and conditions, including volume limitations pursuant to Rule 10b-18 under the Securities Exchange Act of 1934, as amended. The Company expects to complete the issuance of the Unwind Settlement Shares, if any, during this second quarter of its current fiscal year.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

April 9, 2015	By:	/S/ LISA BODENSTEINER
	Name:	Lisa Bodensteiner
	Title:	Executive Vice President, General Counsel and Corporate Secretary